CONTACT:	Ted Abajian EVP and Chief Financial Officer (805) 745-7725

Irene Broussard Director, Investor Relations (805) 745-7750

CKE RESTAURANTS, INC. REPORTS THIRD QUARTER NET INCOME OF $13.1 MILLION OR 20 CENTS PER SHARE

CARPINTERIA, Calif. — December 13, 2004 — CKE Restaurants, Inc. (NYSE:CKR) announced today third quarter results for the quarter ended November 1, 2004. Financial information contained in this announcement related to periods prior to the commencement of the current fiscal third quarter have been restated to correct for certain accounting errors, described in the Company’s Report on Form 8-K filed with the Securities and Exchange Commission on November 23, 2004. The current year third quarter results included in this release reflect the Company’s corrected accounting practices.

Third Quarter Highlights

•	Third quarter net income rose to $13.1 million or $0.20 per diluted share. This represents a $12.2 million increase over the prior year net income of $939,000, or $0.02 per diluted share.

•	Same-store sales grew for the sixth consecutive quarter at company-operated Carl’s Jr. and Hardee’s restaurants, increasing 7.9 percent and 4.5 percent, respectively.

•	Same-store transactions at company-operated Carl’s Jr. restaurants increased 2.2 percent and decreased 1.2 percent at Hardee’s for the quarter.

•	Restaurant-level margins at company-operated Carl’s Jr. restaurants were 20.8 percent for the current-year quarter, an increase of 50 basis points from the prior year quarter.

•	Restaurant-level margins at company-operated Hardee’s restaurants were 15.3 percent for the current-year quarter, an increase of 400 basis points from the prior year quarter.

•	Average unit volumes for the trailing 52 weeks increased to $1,282,000 and $850,000 at company-operated Carl’s Jr. and Hardee’s restaurants, respectively.

•	Consolidated revenue increased for the fifth consecutive quarter to $348.9 million, a 4.2 percent increase over the prior-year quarter.

•	Consolidated operating income of $19 million increased $7.6 million, or 68 percent over prior the year quarter.

•	The Company has repaid a total of $87 million of its $230 million term loan since June 2004, reducing the term loan balance to $143 million.

RESULTS AND COMMENTARY

Commenting on the Company’s performance, Andrew F. Puzder, president and chief executive officer said, “We are extremely pleased with our third quarter results.”

Puzder noted that third quarter net income was $13.1 million or $0.20 per diluted share as compared to the prior year net income of $939,000 or $0.02 per diluted share. “Our third quarter results demonstrate that our premium product and service strategy at both brands is very effective and, we believe, provides opportunity for continued improvement in our results.”

“Carl’s Jr. company-operated same-store sales and same-store transactions grew by 7.9 percent and 2.2 percent, respectively, during the third quarter, increasing trailing average unit volumes to $1,282,000. Restaurant-level margins at company-operated Carl’s Jr. restaurants were 20.8 percent for the current-year quarter, an increase of 50 basis points over the prior year quarter despite increased commodity costs.”

“Hardee’s company-operated same-store sales grew by 4.5 percent while same-store transactions decreased by 1.2 percent due to a higher level of couponing and discounting in the prior year. Trailing average unit volumes increased to $850,000 at the end of the third quarter. Hardee’s company-operated restaurant level margins increased by 400 basis points over the prior year quarter, reaching 15.3 percent in the third quarter despite increased commodity costs.”

“Again, we are pleased with the results for the third quarter. We will continue to stay focused on the premium product and premium service strategy that has served us so well,” Puzder concluded.

ABOUT CKE RESTAURANTS

As of the end of the third quarter on November 1, 2004, CKE Restaurants, Inc., through its subsidiaries, operated a total of 3,183 franchised or company-owned restaurants in 44 states and in 13 countries, including 1,017 Carl’s Jr.® restaurants, 2,047 Hardee’s® restaurants and 101 La Salsa Fresh Mexican Grill® restaurants.

SEC FILINGS

The Company’s filings with the SEC are available to investors at www.ckr.com under Investors/SEC Filings

CONFERENCE CALL

The Company will host a conference call and webcast to discuss its third quarter results on December 14, 2004 at 11:30 a.m. EDT/ 8:30 a.m. PDT. The Company invites investors to listen to the live audiocast of the conference call at www.ckr.com under Investors. For those unable to participate during the live event, a replay will be made available for one week beginning two hours after the end of the live call. To access the replay, dial 617-801-6888(access code: 35006474).

SAFE HARBOR DISCLOSURE

Matters discussed in this news release contain forward-looking statements relating to future plans and developments, financial goals, and operating performance that are based on management’s current beliefs and assumptions. Such statements are subject to risks and uncertainties. Factors that could cause the Company’s results to differ materially from those described include, but are not limited to, whether or not restaurants will be closed and the number of restaurant closures, consumers’ concerns or adverse publicity regarding the Company’s products, effectiveness of operating and product initiatives and advertising and promotional efforts (particularly at the Hardee’s brand), changes in economic conditions or prevailing interest rates, changes in the price or availability of commodities, availability and cost of energy, workers’ compensation, employee health insurance costs and general liability premiums and claims experience, changes in the Company’s suppliers’ ability to provide quality and timely products to the Company, delays in opening new restaurants or completing remodels, severe weather conditions, the operational and financial success of the Company’s franchisees, franchisees’ willingness to participate in our strategy, availability of financing for the Company and its franchisees, unfavorable outcomes on litigation, changes in accounting policies and practices, new legislation or government regulation (including environmental laws), the availability of suitable locations and terms for the sites designed for development, and other factors as discussed in the Company’s filings with the Securities and Exchange Commission.

Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law or the rules of the New York Stock Exchange.

CKE RESTAURANTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)
(Unaudited)

	Twelve Weeks Ended		Forty Weeks Ended
	November 1, 2004	November 3, 2003	November 1, 2004	November 3, 2003

Revenue:
Company-operated restaurants	$280,617	$271,026	$928,291	$881,237
Franchised and licensed restaurants and other	68,328	63,747	229,700	206,804

Total revenue	348,945	334,773	1,157,991	1,088,041

Operating costs and expenses:

Restaurant operations:
Food and packaging	84,211	81,600	273,834	262,549
Payroll and other employee benefit expenses	85,160	86,687	286,970	284,232
Occupancy and other operating expenses	62,489	61,735	206,248	205,595

	231,860	230,022	767,052	752,376
Franchised and licensed restaurants and other	51,977	49,967	171,532	163,400
Advertising expenses	16,464	16,719	56,140	54,302
General and administrative expenses	28,630	25,661	105,439	82,119
Facility action charges, net	1,048	1,084	9,745	2,280

Total operating costs and expenses	329,979	323,453	1,109,908	1,054,477

Operating income	18,966	11,320	48,083	33,564
Interest expense	(6,747)	(9,940)	(30,429)	(31,126)
Other income (expense), net	1,024	(217)	(5,536)	(971)

Income before income taxes and discontinued operations	13,243	1,163	12,118	1,467
Income tax expense (benefit)	(71)	335	525	1,053

Income from continuing operations	13,314	828	11,593	414
Income (loss) from operations of discontinued segment (net of income tax expense (benefit) of $0, $(21), $0 and $(47) for the twelve-week periods ended November 1, 2004 and November 3, 2003, and the forty week periods ended November 1, 2004 and November 3, 2003, respectively)	(179)	111	(646)	(1,955)

Net income (loss)	$13,135	$939	$10,947	$(1,541)

Basic income (loss) per common share:
Continuing operations	$0.23	$0.02	$0.20	$0.01
Discontinued operations	—	—	(0.01)	(0.04)

Net income (loss)	$0.23	$0.02	$0.19	$(0.03)

Diluted income (loss) per common share:
Continuing operations (1)	$0.20	$0.02	$0.19	$0.01
Discontinued operations	—	—	(0.01)	(0.04)

Net income (loss) (1)	$0.20	$0.02	$0.18	$(0.03)

Weighted-average common shares outstanding:
Basic	57,605	57,598	57,568	57,511
Dilutive effect of stock options, warrants and convertible notes	13,812	1,304	1,934	—

Diluted	71,417	58,902	59,502	57,511

(1) The interest expense adjustment, net of tax, which is added to the Company’s GAAP income from continuing operations and net income for the diluted per share calculation, due to the dilutive effect of its 4.0% convertible subordinated notes, was $1,126 for the fiscal quarter ended November 1, 2004.

CKE RESTAURANTS, INC. AND SUBSIDIARIES

FINANCIAL COMPARISON – TABLE I

The table below is a condensed presentation of certain changes in the components of net income (loss), and is designed to facilitate the discussion of results in this earnings release.

	(All amounts are approximate and in millions)
	Third Fiscal Quarter	Year-To-Date
Current Year:

Net income (loss).	$13.1	$10.9

Prior Year:

Net income.	$0.9	$(1.5)

Increase in net income	$12.2	$12.4

	(All amounts are approximate and in millions)
	Third Quarter	Year-To-Date
	Fiscal Year 2005 vs.	Fiscal Year 2005 vs.
	Third Quarter	Year-To-Date
	Fiscal Year 2004	Fiscal Year 2004

Items causing net income to increase from the prior year to the current year:
Approximate store margin improvement in Hardee’s restaurants	$5.6	$26.6
Approximate store margin improvement in Carl’s Jr. restaurants	2.4	7.6
Increase in net franchising income, excluding provisions for doubtful accounts	2.9	12.8
Increase in provision for litigation settlements	—	(8.3)
Provision for disposal of interest in corporate aircraft	—	(1.5)
Increase in corporate overhead	(2.7)	(13.3)
Increase in facility action charges	—	(7.5)
(Increase) decrease in loss from discontinued operations	(0.3)	1.3
Decrease in provisions for doubtful accounts	—	4.0
(Increase) decrease in advertising expense, excluding La Salsa and Green Burrito	0.1	(1.8)
Decrease in interest expense, excluding write-off of unamortized loan fees	3.9	5.6
Increase in operating losses of La Salsa and Green Burrito, excluding franchising income, facility action charges and provisions for doubtful accounts	(0.6)	(2.2)
Increase in write-off of unamortized loan fees	(0.7)	(4.9)
Premium paid upon redemption of Senior Notes	—	(9.1)
Increase in other income, net, excluding premium paid upon redemption of Senior Notes	1.2	4.6
All other, net	0.4	(1.5)

Increase in net income	$12.2	$12.4

CKE RESTAURANTS, INC. AND SUBSIDIARIES

OPERATING REVIEW – TABLE II

The following tables are presented to facilitate the discussion of results in this earnings release. All amounts are in thousands, except as noted.

	Twelve Weeks Ended November 1, 2004
	Carl’s Jr.	Hardee’s	La Salsa	Other (A)	Total
Company-operated revenue	$129,518	$140,269	$10,561	$269	$280,617
Company-operated average weekly unit volume (actual $- not in thousands)	25,059	17,111	14,372
Company-operated average unit volume (trailing 13 periods)	1,282	850	744
Franchise-operated average unit volume (trailing 13 periods)	1,136	891	815
Average check (actual $- not in thousands) (B)	5.84	4.60	9.61
Company-operated same-store sales increase (C)	7.9%	4.5%	5.6%
Company-operated same-store transactions increase (decrease) (D) .......................................	2.2%	(1.2)%	1.3%
Franchise-operated same-store sales increase (C)	6.7%	0.7%	2.8%

Operating costs as a % of company-operated revenue:
Food and packaging	29.9%	30.4%	26.4%
Payroll and employee benefits	27.9%	32.3%	34.3%
Occupancy and other operating costs	21.4%	22.0%	36.4%
Restaurant level margin	20.8%	15.3%	2.9%
Advertising as a percentage of company-operated revenue	5.9%	6.1%	3.0%

Franchising revenue:
Royalties	$5,804	$10,210	$421	$73	$16,508
Distribution centers	39,970	3,396	—	—	43,366
Rent	5,393	1,585	—	—	6,978
Retail sales of variable interest entity	—	—	—	1,080	1,080
Other	205	112	79	—	396

Total franchising revenue	51,372	15,303	500	1,153	68,328

Franchising expense:
Administrative expense (including provision for bad debts)	1,045	1,425	193	—	2,663
Distribution centers	38,924	3,407	—	—	42,331
Rent & other occupancy	4,380	1,560	—	—	5,940
Operating costs of variable interest entity	—	—	—	1,043	1,043

Total franchising expense	44,349	6,392	193	1,043	51,977

Net franchising income	$7,023	$8,911	$307	$110	$16,351

Facility action charges, net	$(19)	$390	$641	$36	$1,048
Operating income (loss)	$16,334	$4,186	$(1,484)	$(70)	$18,966

See accompanying footnotes following Table V.

CKE RESTAURANTS, INC. AND SUBSIDIARIES

OPERATING REVIEW – TABLE III

	Twelve Weeks Ended November 3, 2003
	Carl’s Jr.	Hardee’s	La Salsa	Other (A)	Total
Company-operated revenue	$120,926	$139,944	$9,827	$329	$271,026
Company-operated average weekly unit volume (actual $- not in thousands)	22,793	16,087	13,648
Company-operated average unit volume (trailing 13 periods)	1,172	771	724
Franchise-operated average unit volume (trailing 13 periods)	1,069	815	689
Average check (actual $- not in thousands) (B)	5.53	4.35	8.80
Company-operated same-store sales increase (decrease) (C).....................................	5.4%	6.8%	(2.6)%
Company-operated same-store transactions decrease (D)	(1.2)%	(3.5)%	(1.9)%
Franchise-operated same-store sales increase (decrease) (C).....................................	2.6%	6.3%	1.3%

Operating costs as a % of company-operated revenue:
Food and packaging	28.7%	31.5%	27.5%
Payroll and employee benefits	29.0%	34.5%	33.5%
Occupancy and other operating costs	22.0%	22.7%	33.3%
Restaurant level margin	20.3%	11.3%	5.7%
Advertising as a percentage of company-operated revenue	6.4%	6.1%	4.9%

Franchising revenue:
Royalties	$5,054	$9,273	$360	$72	$14,759
Distribution centers	35,859	6,459	—	—	42,318
Rent	4,601	1,667	—	—	6,268
Other	295	107	—	—	402

Total franchising revenue	45,809	17,506	360	72	63,747

Franchising expense:
Administrative expense (including provision for bad debts)	549	1,544	312	—	2,405
Distribution centers	35,255	6,027	—	—	41,282
Rent & other occupancy	4,815	1,465	—	—	6,280

Total franchising expense	40,619	9,036	312	—	49,967

Net franchising income	$5,190	$8,470	$48	$72	$13,780

Facility action charges (gains), net	$(173)	$1,183	$3	$71	$1,084
Operating income (loss)	$12,597	$(396)	$(692)	$(189)	$11,320

See accompanying footnotes following Table V.

CKE RESTAURANTS, INC. AND SUBSIDIARIES

OPERATING REVIEW – TABLE IV

	Forty Weeks Ended November 1, 2004

	Carl’s Jr.	Hardee’s	La Salsa	Other (A)	Total

Company-operated revenue	$429,139	$461,855	$36,262	$1,035	$928,291
Company-operated average weekly unit volume (actual $- not in thousands)	25,041	16,771	14,674
Average check (actual $- not in thousands) (B)	5.85	4.61	9.62
Company-operated same-store sales increase (C)	8.7%	7.8%	5.4%
Company-operated same-store transactions increase (D)	1.9%	0.0%	1.6%
Franchise-operated same-store sales increase (C)	7.6%	5.3%	3.4%

Operating costs as a % of company-operated revenue:
Food and packaging	29.2%	30.0%	27.1%
Payroll and employee benefits	28.3%	33.0%	34.8%
Occupancy and other operating costs	21.4%	22.0%	34.7%
Restaurant level margin	21.1%	15.0%	3.4%
Advertising as a percentage of company- operated revenue	6.4%	6.0%	2.9%

Franchising revenue:
Royalties	$19,150	$34,381	$1,345	$256	$55,132
Distribution centers	133,356	13,048	—	—	146,404
Rent	16,883	7,438	—	—	24,321
Retail sales of variable interest entity	—	—	—	2,562	2,562
Other	787	382	112	—	1,281

Total franchising revenue	170,176	55,249	1,457	2,818	229,700

Franchising expense:
Administrative expense (including provision for bad debts)	3,041	3,127	845	—	7,013
Distribution centers	129,689	13,135	—	—	142,824
Rent & other occupancy	13,863	5,327	—	—	19,190
Operating costs of variable interest entity	—	—	—	2,505	2,505

Total franchising expense	146,593	21,589	845	2,505	171,532

Net franchising income	$23,583	$33,660	$612	$313	$58,168

Facility action charges, net	$1,450	$5,796	$2,406	$93	$9,745
Operating income (loss)	$43,899	$10,014	$(5,947)	$117	$48,083

See accompanying footnotes following Table V.

CKE RESTAURANTS, INC. AND SUBSIDIARIES

OPERATING REVIEW – TABLE V

	Forty Weeks Ended November 3, 2003
	Carl’s Jr.	Hardee’s	La Salsa	Other (A)	Total
Company-operated revenue	$401,002	$446,168	$32,962	$1,105	$881,237
Company-operated average weekly unit volume (actual $- not in thousands)	22,670	15,312	14,133
Average check (actual $- not in thousands) (B)	5.46	4.28	9.10
Company-operated same-store sales increase (decrease) (C) .......................................	2.2%	0.8%	(2.1)%
Company-operated same-store transactions decrease (D)	(1.5)%	(7.2)%	(3.7)%
Franchise-operated same-store sales increase (decrease) (C)........................................	(0.3)%	(0.5)%	1.6%

Operating costs as a % of company-operated revenue:
Food and packaging	28.5%	31.2%	26.5%
Payroll and employee benefits	28.8%	35.4%	31.7%
Occupancy and other operating costs	22.0%	23.8%	32.9%
Restaurant level margin	20.7%	9.6%	8.9%
Advertising as a percentage of company-operated revenue	6.4%	6.2%	2.9%

Franchising revenue:
Royalties	$16,701	$28,937	$1,131	$243	$47,012
Distribution centers	118,780	17,526	—	—	136,306
Rent	16,613	5,868	—	—	22,481
Other	652	288	65	—	1,005

Total franchising revenue	152,746	52,619	1,196	243	206,804

Franchising expense:
Administrative expense (including provision for bad debts)	2,885	4,607	576	—	8,068
Distribution centers	116,026	17,284	—	—	133,310
Rent & other occupancy	16,537	5,485	—	—	22,022

Total franchising expense	135,448	27,376	576	—	163,400

Net franchising income	$17,298	$25,243	$620	$243	$43,404

Facility action charges (gains), net	$(660)	$3,419	$194	$(673)	$2,280
Operating income (loss)	$45,565	$(11,177)	$(1,125)	$301	$33,564

See accompanying footnotes following Table V.

CKE RESTAURANTS, INC. AND SUBSIDIARIES

FOOTNOTES

The following footnotes are related to Tables II – V:

(A) Other consists of a few Green Burrito stores that are not dual-branded and a consolidated variable interest Hardee’s franchise entity over which we do not exercise decision-making authority. Additionally, amounts that we do not believe would be proper to allocate to the operating segments are included in Other.

(B) Average check represents total restaurant sales divided by total transactions for any given period. The average check is viewed in conjunction with same-store sales and same-store transactions, as defined below. This indicator, when viewed with other measures, may illustrate revenue growth or decline resulting from a change in menu or price offering. When we introduce menu items or pricing initiatives with higher or lower price points than the existing menu base, the average check may reflect the benefit or impact from these new items or pricing on the average price paid by the consumer.

(C) Same-store sales is a widely used performance indicator in our industry. This indicator is a measure of revenue growth on the existing comparable store base of a multi-unit chain company such as ours and is measured as a percentage variance over the same fiscal period in the prior year. Same-store sales can help illustrate how competitive forces and external economic conditions benefit or impact us, as well as any benefit from the diverse value propositions and marketing initiatives undertaken by us. However, same-store sales must be viewed in light of numerous factors which may have occurred in either the prior or current fiscal period and can make same-store sales comparisons less indicative of actual performance. Such factors can include, among other things, weather conditions, successful or unsuccessful promotions, successful or unsuccessful advertising campaigns, new product introductions, competitive activity, and/or holiday alignments. In calculating same-store sales, we include restaurants open for 14 full accounting periods, which allows for a year-over-year comparison.

(D) Same-store transactions represent the number of individual sales recorded at each of our restaurants but are not a measure of the number of customers or products sold at any such restaurants as any given transaction may involve one or more individuals or products. Same-store transactions is viewed on the same basis as same-store sales above and is another widely used performance indicator in our industry. This indicator is a measure of the number of sales recorded in the existing comparable store base and is measured as a percentage variance over the same fiscal period in the prior year. Same-store transactions is another measure of the effects of competitive forces and economic conditions on consumer behavior and resulting benefit, or impact, to us. Same-store transactions also reflect any benefit or detriment from the diverse value propositions and marketing initiatives undertaken by us. However, same-store transactions also must be viewed in light of numerous factors which may have occurred in either the prior or current fiscal period and can make same-store transaction comparisons less indicative of actual performance. Such factors can include, among other things, weather conditions, successful or unsuccessful promotions, successful or unsuccessful advertising campaigns, new product introductions, competitive activity, and/or holiday alignments. Premium product pricing may also have a negative impact on transactions while positively impacting sales and/or profits. Conversely, value product pricing or discounting may have a negative impact on profits but a positive impact on transactions.

CKE RESTAURANTS, INC. AND SUBSIDIARIES

CHANGES IN RESTAURANT-LEVEL MARGINS – TABLE VI

Carl’s Jr. company-operated restaurant-level margins for the twelve week periods ended November 1, 2004 and November 3, 2003, were 20.8% and 20.3%, respectively.

The changes in Carl’s Jr. restaurant-level margins are explained as follows:

	Twelve	Forty
	Weeks Ended	Weeks Ended
	November 1, 2004	November 1, 2004
Restaurant-level margin for the period ended November 3, 2003	20.3%	20.7%
Increase in food and packaging costs	(1.2)	(0.7)
Decrease (increase) in workers’ compensation expense	0.2	(0.2)
Decrease in labor costs, excluding workers’ compensation	0.8	0.8
Increase in rent expense	(0.9)	(0.5)
Decrease in utilities expense	0.1	0.2
Decrease in depreciation expense	0.6	0.4
Decrease in repair and maintenance expense	0.4	0.3
Decrease in property taxes	0.2	0.2
Other, net	0.3	(0.1)

Restaurant-level margin for the period ended Novmeber 1, 2004	20.8%	21.1%

Hardee’s company-operated restaurant-level margins for the twelve week periods ended November 1, 2004 and November 3, 2003, were 15.3% and 11.3%, respectively.

The changes in Hardee’s restaurant-level margins are explained as follows:

	Twelve	Forty
	Weeks Ended	Weeks Ended
	November 1, 2004	November 1, 2004
Restaurant-level margin for the period ended November 3, 2003	11.3%	9.6%
Decrease in labor and incentive costs, excluding workers’ compensation	2.1	2.5
Decrease in food and packaging costs	1.1	1.2
Decrease (increase) in workers’ compensation insurance expense	0.1	(0.2)
Decrease in general liability insurance expense	0.4	0.6
Increase in asset retirement expense	(0.2)	(0.3)
(Increase) decrease in repair and maintenance expenses	(0.2)	0.1
Decrease in utilities expense	0.3	0.5
Decrease in depreciation expense	0.3	0.6
Decrease in restaurant opening costs	—	0.2
Other, net	0.1	0.2

Restaurant-level margin for the period ended November 1, 2004	15.3%	15.0%

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